EXHIBIT 4.3

                                ZYTEC CORPORATION

                       Employee Incentive Stock Option Plan
                       ________________________________________


1. PURPOSE. The purpose of the Plan is to promote the growth and general prosperity of Zytec Corporation (hereinafter called the "Registrant") and any Subsidiaries which it may from time to time have, by permitting the Registrant, by grant of Options to Purchase shares of the Registrant's Common Stock, to attract and retain the best available employees for positions of substantial responsibility and to provide certain employees with an additional incentive to contribute, by the performance of services, to the future success of the Registrant and its Subsidiaries.

2. ADMINISTRATION. The Plan shall be administered by the Registrant's Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have sole authority, in its absolute discretion, to determine which of the eligible employees of the Registrant and its Subsidiaries shall receive Options, the time when Options shall be granted, and the number of shares to be optioned, and shall have authority to do everything necessary or appropriate to administer the Plan including, without limitation, interpreting the Plan. All decisions, determinations and interpretations of the Registrant's Board of Directors shall be final and binding on all Optionees hereunder.

3. ELIGIBILITY. The class of employees eligible to receive Options hereunder shall be all Employees of the Registrant or any Subsidiary. Such an eligible employee shall include, among other persons, an employee who is also an officer and/or director of the Registrant or of any Subsidiary, presently in existence or hereafter organized or acquired. No Option shall be granted, however, to a director of any of the aforementioned corporations who is not also an employee of one of such corporations.

4. STOCK TO BE OPTIONED. Subject to the provisions of section 11, the maximum number of shares which may be optioned and sold under the Plan is 151,500 of authorized, but unissued, or re-acquired common stock of the Registrant.

5. TERM. The Plan was adopted by the Registrant's Board of Directors on OCTOBER 25, 1985, and shall continue in effect until OCTOBER 24, 1995, unless sooner terminated under section 10.

6. OPTION AND EXERCISE PRICE. Except as noted below, it is the intent of the Registrant that the Options shall be issued with an exercise price at least equal to the fair market value of the stock as of the date of granting the Option to an Optionee hereunder. The Board of Directors of the Registrant shall determine the exercise price of an Option which exercise price may vary from Option to Option. Nevertheless, Options granted on the same date shall have the same exercise price. Should it subsequently be determined that any Option was not issued with an exercise price at least equal to the fair market value of the Common Stock on the date of the grant thereof, said Option shall remain nevertheless valid and in full force and effect. Notwithstanding the foregoing and the provisions of Section 7, no Option shall be granted to an employee who, at the time of the grant of such Option, owns more than ten percent

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           (10%) of the total combined voting power of all classes of stock of the Registrant, unless:

           a. The exercise price for the Option shall be equal to at least one hundred ten percent (110%) of the fair market value of the Common Stock subject to such Option on the date of grant; and

           b. Such Option shall terminate five (5) years from the date of its grant at 5:00 p.m., Minneapolis, Minnesota time, or on such earlier date as may be required pursuant to Sections 7 or 10 hereof.

7. TERMINATION AND EXERCISABILITY OF OPTIONS. The Option shall terminate six (6) years after the grant thereof at 5:00 P.M., Minneapolis, Minnesota time, or on such earlier date as may be required pursuant to Sections 6, 7 or 10 hereof. Except as noted below, from and after the first anniversary date of the grant of the Option, the Option shall be exercisable to the extent of 20% of the total number of shares subject to the Option; from and after the second anniversary date the Option shall be exercisable to the extent of 40% of the total number of shares subject to the Option; from and after the third anniversary date the Option shall be exercisable to the extent of 60% of the total number of shares subject to the Option; from and after the fourth anniversary date the Option shall be exercisable to the extent of 80% of the total number of shares subject to the Option; and, from and after the fifth anniversary date the Option shall be exercisable to the extent of 100% of the total number of shares subject to the Option.

           Notwithstanding the foregoing, the vesting schedule for any Option granted to an employee who, at the time of the grant of such Option, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Registrant shall be as follows: from and after the first anniversary date of the grant of the Option, the Option shall be exercisable to the extent of 20% of the total number of shares subject to the Option; from and after the second anniversary date the Option shall be exercisable to the extent of 40% of the total number of shares subject to the Option; from and after the third anniversary date the Option shall be exercisable to the extent of 60% of the total number of shares subject to the Option; from and after the fourth anniversary date the Option shall be exercisable to the extent of 80% of the total number of shares subject to the Option; and from and after the fourth anniversary date plus ten (10) months the Option shall be exercisable to the extent of 100% of the total number of shares subject to the Option.

           Upon termination of the employment of the Optionee with the Registrant, whether such termination is due to death, voluntary termination, involuntary termination, or otherwise, the Option may be exercised only to the extent the Optionee was entitled to exercise it as of the date of said termination of employment. Furthermore, unless such Option earlier terminates by its terms, the Option held by the Optionee at such termination of employment shall terminate three (3) months after such termination; provided, however, in the case of the termination of employment due to death, or in the case of the termination of employment of a Disabled Employee, unless such Option earlier terminates by its terms, the Option shall terminate twelve (12) months after such termination of employment. For example, if the Optionee is not a Disabled Employee, or if the Optionee is not deceased, and he/she voluntarily terminates employment after the Optionee has held the Option for 23 months, and assuming the Optionee has not exercised any portion of such Option prior to such termination, the Optionee may not at any time thereafter exercise more than 20% of the Option and

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           such right to exercise such percentage of the Option shall expire at the end of three months after such termination.


8. LIMIT ON OPTIONS. The aggregate fair market value, determined as of the time the Option is granted, of the stock with respect to which Options are exercisable for the first time by an employee during any calendar year, under the Plan and any other incentive stock option plan of the Registrant or a Parent or Subsidiary, shall not exceed $100,000.

9. OPTIONS NOT TRANSFERABLE. Options are not transferable in any manner except by Will or the laws of descent and distribution, and during the lifetime of the Optionee shall be exercisable only by the Optionee. In the event of an Optionee's death, such Optionee's Options shall pass by Will or the laws of descent and distribution and may be exercised by the Optionee's personal representative, distributees or legatees only to the extent that Options could have been exercised by the Optionee at the date of his death, subject to the termination provisions of section 7 hereof.

10.        AMENDMENT OR TERMINATION OF THE PLAN.

           a. Notwithstanding anything else provided in the Plan to the contrary, the Registrant's Board of Directors may amend the Plan from time to time in such respects as the Board may deem advisable, including, without limitation, the right to amend the Plan so as to affect Options already granted other than to increase the Option price of Options already granted or other than to decrease or terminate the Options already granted.

           b. The Registrant's Board of Directors may at any time terminate the Plan. Any such termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated.

           c. Unless otherwise determined by the Registrant's Board of Directors, Options shall terminate upon the effectiveness of any liquidation, dissolution, sale of all or substantially all the assets of the Registrant, merger of the Registrant into another corporation where the Registrant is not the survivor thereof, or similar reorganization, provided that the Registrant has given notice of the proposed transaction to the Optionee not less than thirty (30) days prior to such effectiveness.

11. ADJUSTMENTS UPON CHANGES AND CAPITALIZATION. If an Optionee exercises all or any portion of an Option subsequent to any change in the number of outstanding shares of the Registrant occurring by reason of any stock dividend, stock split, reverse stock split or other similar recapitalization of the Registrant, there shall be an appropriate adjustment so that the Optionee shall then receive for the aggregate price paid by him on such exercise of an Option the number of shares which he would have held at the time of such exercise if such Option had been exercised to the same extent prior to such stock dividend, stock split, reverse stock split or other similar recapitalization. Notwithstanding the foregoing, no fractional shares shall be issued or paid for.

12. AGREEMENT AND REPRESENTATIONS OF OPTIONEE. As a condition to the exercise of any portion of an Option, the Optionee must represent and agree that any and all shares purchased under an Option will be acquired for investment and not for resale. The Registrant may restrict the transfer of the shares purchased and affix a legend to the certificate representing such shares stating that such shares may not be transferred without (i) an opinion of counsel satisfactory to the Registrant that the proposed transfer may lawfully be

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           made without registration under the Federal Securities Act of 1933 and registration, notice or approval under any applicable state securities laws, or (ii) such applicable registration(s), notice(s) and approval(s).

13. EXERCISE OF OPTIONS. Options can be exercised only by Optionees or other proper party delivering written notice to the Registrant at its principal office within the Option period, stating the number of shares as to which the Option is being exercised and accompanied by payment in full by certified or cashier's check of the Option price for all shares designated in the notice. Such notice shall further contain a representation that such shares are being acquired for investment and not for resale. Subject to section 14 hereof, the Registrant shall then cause a certificate or certificates for such shares to be delivered within a reasonable period.

           Options may, subject to any other conditions or limitations contained in the Plan, be exercised in any sequence determined by the Optionee.

14. RESERVATION OF SHARES OF COMMON STOCK. The Registrant, during the term of the Plan, will at all times reserve and keep available, and will use its commercially reasonable best efforts to seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell, such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

15. INCOME TAX TREATMENT. Government jurisdiction, income reporting and tax withholding requirements will be complied with by the Registrant whenever exercises of Options occur and any income tax payment and any income tax prepayment requirements (including any effective tax withholding requirements imposed by the Registrant) will be effectively borne by the Optionee. Since federal income tax law is subject to change and income tax laws vary from state to state, the Registrant suggests that Optionees consult with their individual tax advisors prior to exercise of an Option.

16. DEFINITIONS. As used herein and in the accompanying Option Agreement, the following definitions shall apply:

           a. "Common Stock" shall mean common stock, no par value, of the Registrant.

           b. "Disabled Employee" shall mean an employee who is disabled within the meaning of section 22(e)(3) of the Internal Revenue Code.
           c. "Incentive Stock Option" shall mean an Option described in section 422 of the Internal Revenue Code.

           d. "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

           e. "Option" shall mean a stock option granted pursuant to the Plan.

           f. "Optionee" shall mean a holder of an Option granted pursuant to the Plan.

           g. "Parent" shall mean a corporation (other than the Registrant) in an unbroken chain of corporations ending with the Registrant if, at the time of the granting of the Option, each of the corporations, other than the Registrant, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, as defined in section 425(e) of the Internal Revenue Code.

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           h.        "Plan" shall mean the 1993 Employee Incentive Stock
                     Option Plan of the Registrant outlined herein.

           i. "Shareholders" shall mean the holders of outstanding shares of the Registrant's common stock.

           J. "Subsidiary" shall mean a corporation at least 50% (voting power) owned by the Registrant, as defined in section 425(f) of the Internal Revenue Code.

17. NO RIGHT TO CONTINUE EMPLOYMENT. Agreements entered into in accordance with the Plan shall not confer on Optionees any right to continuance of employment by the Registrant nor shall such agreements interfere in any way with the Optionee's or the Registrant's right to terminate such employment at any time. Optionees shall have none of the rights of a shareholder with respect to shares subject to Options until such shares have been issued to them upon exercise of Options.

18. SUCCESSORS AND ASSIGNS. Agreements entered into in accordance with the Plan shall be binding upon the heirs, successors and assigns of the Registrant and the Optionees.

19. MINNESOTA LAW. Agreements entered into in accordance with the Plan shall be construed according to the laws of Minnesota.
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